                                 EXHIBIT 4(b)

                                 ENDORSEMENTS

                       AUSA Life Insurance Company, Inc.
                           Home Office: Purchase, NY



                                  ENDORSEMENT

It is hereby understood and agreed that the Contract/Certificate to which this Endorsement is attached is endorsed as follows:

The Mortality and Expense Risk Charge will be assessed daily at a rate of 0.20% annually.

The Death Benefit prior to the Annuity Date will equal the Accumulated Value of the Contract/Certificate as of the date due Proof of Death of the Annuitant is received by the Company.

Signed for the Company at the Home Office.


Craig D. Vermie                                 Tom Schlossberg
Secretary                                       President



VVAPA 20 1101

                       AUSA Life Insurance Company, Inc.
                           Home Office: Purchase, NY






                                  ENDORSEMENT

It is hereby understood and agreed that the Contract/Certificate to which this Endorsement is attached is endorsed as follows:

The Mortality and Expense Risk Charge will be assessed daily at a rate of 0.20% annually, with an additional charge of 0.0125% to be assessed quarterly based on the Contract/Certificate Anniversary Date. This additional equivalent annual charge of 0.05% will be assessed for a period of 10 years from the Contract/Certificate Date. Therefore, the total Mortality and Expense Risk Charge for that specific 10 year period will be 0.25% annually.

Signed for the Company at the Home Office.

Craig D. Vermie                                 Tom Schlossberg
Secretary                                       President










VVAPA 25 1101

                       AUSA Life Insurance Company, Inc.
                           Home Office: Purchase, NY





                                  ENDORSEMENT

It is hereby understood and agreed that the Contract/Certificate to which this Endorsement is attached is endorsed as follows:

The Mortality and Expense Risk Charge will be assessed daily at a rate of 0.20% annually, with an additional charge of 0.03% to be assessed quarterly based on the Contract/Certificate Anniversary Date. This additional equivalent annual charge of 0.12% will not be assessed on or after the Annuitant's 80th birthday. Therefore, the total Mortality and Expense Risk Charge for the period up until the Annuitant's 80th birthday will be 0.32% annually.

The Death Benefit prior to the Annuity Date will be the greatest of:

1) the Accumulated Value of the Contract/Certificate as of the date due Proof of Death of the Annuitant is received by the Company;

2) the sum of all Purchase Payments, less any Adjusted Partial Withdrawals and Premium Taxes, if any; or

3) the highest Accumulated Value on any Contract/Certificate Anniversary after the effective date of this Endorsement and prior to the earlier of the Annuitant's date of death or the Annuitant's 80th birthday, plus any subsequent Purchase Payments received by the Company after such date, less any Adjusted Partial Withdrawals after such date, and Premium Taxes, if any.


Signed for the Company at the Home Office.


Craig D. Vermie                                 Tom Schlossberg
Secretary                                       President






VVAPA 32 1101